Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of The Finish Line, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of his knowledge:,

•	The Annual Report on Form 10-K of the Company for the year ended March 2, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78); and

•	The information contained in such Annual Report on Form 10-K fairly presents, in all material aspects, the financial condition and results of operation of the Company.

Date: April 29, 2013

By:	/S/ GLENN S. LYON
Glenn S. Lyon
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to The Finish Line, Inc. and will be retained by The Finish Line, Inc. and forwarded to the Securities and Exchange Commission or its staff upon request.